UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 15, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 15, 2016, Comstock Resources, Inc. (the "Company") announced an amendment to its previously announced offer to exchange any and all of its existing senior notes for three new series of secured notes and, in the case of the Company's 10% Senior Secured Notes due 2020, warrants exercisable for the Company's common stock, upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, as amended and supplemented (the "Exchange Offer").  A copy of the press release announcing Comstock's amendments to its previously announced Exchange Offer is attached hereto as Exhibit 99.1.
Comstock has extended the previously announced Early Tender Date of 5:00 p.m., New York City time, on Friday, August 12, 2016, to the new Early Tender Date of 11:59 p.m., New York City time, on Friday, August 26, 2016, which will also continue to be the Expiration Date for the Exchange Offer.  Accordingly, holders who validly tender (and not withdraw) their existing notes prior to the new Early Tender Date will be eligible to receive the Early Exchange Consideration shown below.  The amendment to the Exchange Offer also provides for:
Senior Secured Notes Exchange –
(i)        An increase in the pay in kind interest rate to 12¼% from 11%.
(ii)	An increase in the number of warrants to purchase common stock to 2.75 shares per $1,000 of notes tendered from 1.5 shares per $1,000 of tendered notes.
Unsecured Senior Notes Exchange –
(i)	An increase in the mandatory conversion price to $10.47 per share over 15 trading days from $9.24 per share over 10 trading days.
(ii)	An addition of a 61-day notice requirement for any optional conversion that would cause a holder to become an affiliate of the Company.
The Company is also enhancing the collateral that will secure the new notes from what is currently required for the existing senior secured notes.  Currently, the Company is required to maintain mortgages for the existing secured notes of at least 80% of the Company's present value of total proved reserves with no requirement with respect to probable drilling locations.  The amendment provides that the Company will be required to maintain mortgages for the new secured notes of at least 90% of the Company's present value of total proved reserves and probable operated Haynesville and Bossier undrilled locations.  The following table sets forth each series of outstanding notes subject to the Exchange Offer and the revised consideration offered for such series in the Exchange Offer:
Notes to be Tendered	Aggregate Principal Amount Outstanding (in millions)	Early Exchange Consideration per $1,000 Principal Amount of Notes Tendered by August 26, 2016
10% Senior Secured Notes due 2020	$700.0	$1,000 principal amount of Senior Secured Toggle Notes due 2020 and warrants exercisable for 2.75 shares of common stock
7¾% Senior Notes due 2019	$288.5	$1,000 principal amount of 7¾% Second Lien Convertible PIK Notes due 2019
9½% Senior Notes due 2020	$174.6	$1,000 principal amount of 9½% Second Lien Convertible PIK Notes due 2020

Accrued and unpaid interest on all tendered notes will be paid in cash upon closing of the Exchange Offer.  The closing will occur promptly after the Expiration Date and subject to satisfaction or waiver of the closing conditions, as set forth in the registration statement.
The Exchange Offer is conditioned upon among other matters (i) the holders of (x) 90% of the outstanding principal amount of the existing senior secured notes and (y) 90% of the outstanding principal amount of the existing 2019 notes and 2020 notes (on a combined basis) having tendered and not validly withdrawn their old notes (in each case instead of the previously announced 95% requirement) and (ii) completion of the Exchange Offer by September 15, 2016.
This notice shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 15, 2016 announcing amendments to the Company's exchange offer for its issued and outstanding senior notes.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 15, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer